                                                                EXHIBIT h(9)(v)

                                FOURTH AMENDMENT
                                       TO
                          FUND PARTICIPATION AGREEMENT

                                   WITNESSETH:

         WHEREAS, Aetna Life Insurance and Annuity Company ("ALIAC"), Aeltus Investment Management, Inc. ("Aeltus") and Aetna Variable Fund, Aetna Variable Encore Fund, Aetna Income Shares, Aetna Balanced VP, Inc., Aetna GET Fund, on behalf of each of its series, Aetna Generation Portfolios, Inc., on behalf of each of its series, and Aetna Variable Portfolios, Inc., on behalf of each of its series ("Funds") have entered into a Fund Participation Agreement dated May 1, 1998 and amended on November 9, 1998, December 31, 1999 and February 11, 2000 (the "Agreement").

WHEREAS, ALIAC, Aeltus and the Funds now desire to amend and restate Schedule B to the Agreement to include (i) Aetna GET Fund, series: J and K, and (ii) Aetna Variable Portfolios, Inc., series: Aetna Technology VP.

         NOW THEREFORE, in consideration of the mutual covenants and promises contained in the Agreement, ALIAC, Aeltus and the Funds hereby agree:

                  1. to amend and restate Schedule B to include (i) Aetna GET Fund, series: J and K, effective as of: June 1, 2000 with respect to series J and September 1, 2000 with respect to series K; and (ii) Aetna Variable Portfolios, Inc. series: Aetna Technology VP, effective as of May 1, 2000; and

                  2. that the Agreement, as modified by this Amendment, is ratified and confirmed.

         IN WITNESS WHEREOF, the undersigned duly authorized officers of ALIAC, Aeltus and the Funds have executed this Fourth Amendment as of the 1st day of May, 2000.

AETNA LIFE INSURANCE AND                   AETNA VARIABLE FUND
ANNUITY COMPANY                            AETNA VARIABLE ENCORE FUND
                                           AETNA INCOME SHARES
                                           AETNA BALANCED VP, INC.
                                           AETNA GET FUND
                                           AETNA GENERATION PORTFOLIOS, INC.
                                           AETNA VARIABLE PORTFOLIOS, INC.

By /s/ Laurie M. LeBlanc                   By: /s/ Frank Litwin
  --------------------------------            ----------------------------------
Name  Laurie M. LeBlanc                    Name  Frank Litwin
Title Vice President                       Title Vice President

AELTUS INVESTMENT MANAGEMENT, INC.

By: /s/ J. Scott Fox
    ------------------------------
Name  J. Scott Fox
Title Managing Director, Chief
      Operating Officer

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                                   SCHEDULE B
                    (AMENDED AND RESTATED AS OF MAY 1, 2000)

                               AETNA VARIABLE FUND

                           AETNA VARIABLE ENCORE FUND

                               AETNA INCOME SHARES

                             AETNA BALANCED VP INC.

                                 AETNA GET FUND

                                    SERIES C
                                    SERIES D
                                    SERIES E
                                    SERIES G
                                    SERIES H
                                    SERIES I
                                    SERIES J
                                    SERIES K

                        AETNA GENERATION PORTFOLIOS, INC.

                                 AETNA ASCENT VP
                               AETNA CROSSROADS VP
                                 AETNA LEGACY VP

                         AETNA VARIABLE PORTFOLIOS, INC.

                           AETNA VALUE OPPORTUNITY VP
                                 AETNA GROWTH VP
                             AETNA SMALL COMPANY VP
                          AETNA INDEX PLUS LARGE CAP VP
                               AETNA HIGH YIELD VP
                         AETNA REAL ESTATE SECURITIES VP
                           AETNA INDEX PLUS MID CAP VP
                          AETNA INDEX PLUS SMALL CAP VP
                            AETNA INDEX PLUS BOND VP
                             AETNA INTERNATIONAL VP
                               AETNA TECHNOLOGY VP

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